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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-72645, of our dated November 9, 2001, relating to the financial statements of Eagle Wireless International, Inc. appearing in the Form 10-KSB for the year ended August 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey

November 9, 2001